UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2006

QUANEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2006, Mr. Michael R. Bayles informed Quanex Corporation (the “Company”), of his intention to retire, effective January 9, 2007, for personal health reasons. Mr. Bayles is Senior Vice President of the Company and President of the Company’s Building Products division. In consideration of his contributions during his time of service and as permitted under the terms of our equity incentive plans, the Compensation and Management Development Committee of the Board accelerated the vesting of a restricted stock award granted to Mr. Bayles on December 1, 2004, such that it vests on January 8, 2007 rather than December 1, 2007. This acceleration was effected by means of an amendment to the Restricted Stock Award Agreement between Mr. Bayles and the Company, dated December 1, 2004.

The foregoing is qualified by reference to (i) the Press Release announcing Mr. Bayles’ retirement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, and (ii) the Amendment to Restricted Stock Award Agreement, dated December 6, 2006, between the Company and Mr. Bayles, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

Exhibit 99.1	Press release dated December 11, 2006.

Exhibit 99.2	Amendment to Restricted Stock Award Agreement dated December 6, 2006.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX CORPORATION
(Registrant)

December 11, 2006	/s/ KEVIN P. DELANEY

(Date)	Kevin P. Delaney Senior Vice President – General Counsel and Secretary

Exhibit Index

Exhibit 99.1	Press release dated December 11, 2006.

Exhibit 99.2	Amendment to Restricted Stock Award Agreement dated December 6, 2006.